UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 4, 2009

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 4, 2009 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) approved grants of stock appreciation rights (“SARs”) to the following officers of Farmer Mac pursuant to the 2008 Omnibus Incentive Plan approved by the holders of Farmer Mac voting common stock on June 5, 2008 (the “2008 Plan”):

Officers
Name	Number of SARs Granted
Michael A. Gerber	50,000
Tom D. Stenson	40,000
Timothy L. Buzby	40,000
Jerome G. Oslick	20,000
Mary K. Waters	15,000

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C Non-Voting Common Stock, $1.00 par value per share (the “Shares”) on the applicable date of exercise over the grant price.  The grant price for the SARs listed above is $5.93 per Share, which represents the closing price of a Share as reported by the New York Stock Exchange on the Grant Date.  Settlement of the SARs will be made in Shares as soon as administratively practicable following the date of exercise.

The SARs listed above will vest in three equal annual installments on each of May 31, 2010, 2011 and 2012.

With respect to the grants of SARs, upon a participant’s termination of employment for any reason other than (i) death, (ii) Disability (as defined in the 2008 Plan), (iii) Retirement (defined as the termination of the officer’s employment without Cause after attaining age fifty-five and reaching a combined age and years of employment at Farmer Mac of at least seventy-five), or (iv) for Cause (as defined in the 2008 Plan), unvested SARs will be cancelled immediately and vested SARs will remain exercisable for 90 days.  Upon a participant’s Retirement, unvested SARs will continue to vest as scheduled and remain exercisable for five years.

In no event will the SARs be exercisable beyond the original expiration date, which is the tenth anniversary of the Grant Date for officers.

The form of SAR Agreement under the 2008 Plan was previously filed as Exhibit 10 to the Current Report on Form 8-K filed on June 11, 2008 and is incorporated herein by reference.

Also on June 4, 2009, the Committee approved grants of restricted shares of Farmer Mac’s Class C Non-Voting Common Stock (the “Restricted Stock”) to the following officers and directors of Farmer Mac pursuant to the 2008 Plan:

Officers
Name	Number of Shares of Restricted Stock Granted
Michael A. Gerber	25,000
Tom D. Stenson	20,000
Timothy L. Buzby	20,000
Jerome G. Oslick	10,000
Mary K. Waters	7,500

Directors
Name	Number of Shares of Restricted Stock Granted
Julia Bartling	8,432
Dennis L. Brack	8,432
Grace T. Daniel	8,432
Paul A. DeBriyn	8,432
James R. Engebretsen	8,432
Dennis A. Everson	8,432
Ernest M. Hodges	8,432
Brian P. Jackson	8,432
Mitchell A. Johnson	8,432
Lowell L. Junkins	8,432
Glen O. Klippenstein	8,432
Clark B. Maxwell	8,432
Brian J. O’Keane	8,432
John Dan Raines	8,432

The Restricted Stock listed above granted to directors will vest on May 15, 2010 or upon any director’s (i) death, (ii) Disability or (iii) removal or replacement as a director by the President of the United States.

The Restricted Stock listed above granted to officers will vest on March 31, 2012, subject to the attainment of the following performance targets:

(a) Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2012, if it is determined by the Committee that Farmer Mac achieved an annual compounded growth rate of 5% in its outstanding guarantees, loans and commitments for the period beginning on May 1, 2009 and ending on December 31, 2011; and

(b) Fifty percent (50%) of the Restricted Stock shall vest on March 31, 2012, if it is determined by the Committee that Farmer Mac achieved (i) an annual rate of net charge-offs to the average balance of outstanding guarantees, loans and commitments less than or equal to 20 basis points for the period starting on May 1, 2009 and ending on December 31, 2011, and (ii) an average percentage of total non-performing assets (exclusive of delinquencies of not more than 90 days) to guarantees, loans and commitments (exclusive of AgVantage and Farmer Mac II on- and off-balance sheet assets) of not greater than 2.5% for the period starting on May 1, 2009 and ending on December 31, 2011.

Upon an officer’s termination of employment for any reason other than (i) death, (ii) Disability, or (iii) Retirement, unvested Restricted Stock will be cancelled immediately.  Upon an officer’s death or disability, unvested Restricted Stock will vest immediately; upon Retirement, unvested Restricted Stock will continue to vest as scheduled.

The form of Restricted Stock Agreement for officers under the 2008 Plan is attached to this report as Exhibit 10.1.  The form of Restricted Stock Agreement for directors under the 2008 Plan is attached to this report as Exhibit 10.2.  Both Exhibits are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.1           Form of Restricted Stock Agreement (Officers)

10.2           Form of Restricted Stock Agreement (Directors)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:         June 10, 2009